Exhibit 5.1
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April 24, 2002



Tompkins Trustco, Inc.
The Commons
Ithaca, New York  14850

            Re:   Tompkins Trustco, Inc.
                  Registration Statement on Form S-3
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Dear Gentlemen:

            You have requested our opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by Tompkins Trustco, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's shares of Common Stock (the "Shares"), that may be issued in connection with the Company's Dividend Reinvestment Plan (the "Plan"). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

            In connection with the opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

            Based on the foregoing, and subject to the qualification and assumptions referred to herein, we are of the opinion that the Shares will be, upon issuance by the Company in the manner set forth in the Plan, legally issued, fully paid and non-assessable.

            We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

            The opinions set forth above are limited to the laws of the State of New York and the federal laws of the United States.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          Harris Beach LLP

                                          By:   /s/ Patrick J. Dalton
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                                                Patrick J. Dalton
                                                Member of the Firm